Calculation of Filing Fee Tables
S-1
Rare Earths Americas, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(o)			$ 15,333,300.40	0.0001381	$ 2,117.53
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 15,333,300.40		$ 2,117.53
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,117.53
Offering Note
[1]	(1) Represents only the additional number of securities being registered by Rare Earths Americas, Inc. (the "Company" or "Registrant"). Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-295032), as amended (the "Prior Registration Statement"). The proposed maximum aggregate offering price set forth in the Calculation of Registration Fee in Exhibit 107 of the Prior Registration Statement was $75,000,000, which was solely an estimate for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The actual total offering amount and price range were set forth on the prospectus cover page in Amendment No.1 to the Prior Registration Statement filed with the Securities and Exchange Commission ("SEC") on April 28, 2026. (2) In the fee table to the Prior Registration Statement, the Registrant included a maximum aggregate offering price of $75,000,000 for a registration fee of $10,357.50 which was solely an estimate for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The actual maximum aggregate offering amount of securities set forth in the Prospectus of the Prior Registration Statement at time of effectiveness was $57,500,000 (which includes $7,500,000 of shares of common stock covering the underwriters' exercise of over-allotment option). The registration fee for an offering amount of $57,500,000 is $7,940.75. The Registrant is now registering an additional $15,333,300.40 in shares of Common Stock pursuant to this Registration Statement which represents an amount calculated in accordance with SEC guidance set forth in the Corporation Finance Interpretation 627.01 of the Securities Act Rules, at 20% from the high end of the price range set forth in the Prior Registration Statement at the time of effectiveness. As such, the additional fee to be paid for the $15,333,300.40 in shares of Common Stock registered pursuant to this Registration Statement is $2,117.53. This amount is covered by the additional $2,416.75 previously paid by the Registrant, of which $2,117.53 is being applied here.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date